EXHIBIT 99.1

SHAREHOLDER COMMUNICATION
DATED DECEMBER 21, 2007

Filed by MVP Network, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
Subject Company:  MVP Network, Inc.
Commission File No. of Subject Company:  0-5833

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The following shareholder communication was sent to shareholders of MVP Network, Inc. and MVP Network Online Games, Inc. on December 21, 2007:

To: MVP Network, Inc. and MVP Network Online Games, Inc. shareholders

From: Paul A. Schneider, President

Date: December 21, 2007

Re: Progress Report to Shareholders concerning Form 211 Application, Form S-4 Registration Statement filed with the SEC, and Patent Application

FORM 211 APPLICATION

During the fourth quarter 2007, we pursued getting a trading symbol for MVP Network, Inc. (“the Company”) common stock.

Our proposed market maker received a letter from the Financial Industry Regulatory Authority (“FINRA”) referencing the Company that asked when the Company’s Form S-4 registration statement has been or will be declared effective.

Apparently, FINRA does not intend to approve the Company’s Form 211 application and issue a trading symbol for the Company’s common stock before the Form S-4 registration statement is declared effective by the Securities and Exchange Commission (“SEC”).  We are pursuing an effective date for the registration statement.

If and when all questions and comments are answered to FINRA’s satisfaction, FINRA should assign a trading symbol to the Company’s common stock, and the proposed market maker can then begin to make a market in the Company’s common stock.

FORM S-4 REGISTRATION STATEMENT

The Company filed its Form S-4 registration statement with the SEC on September 10, 2007. Pre-effective Amendment No. 1 to the Form S-4 registration statement was filed on October 31, 2007.  We expect our next filing to be made within the next few business days.  You may view the registration statement and any amendments on the SEC’s website at www.sec.gov.

The S-4 registration statement registers shares of the Company’s common stock with the SEC for the purpose of acquiring MVP Network Online Games, Inc. (“MVP Online Games”) through a merger.  As explained in the registration statement, each share of MVP Online Games common stock will be exchanged for four (4) shares of MVP Network, Inc. common stock upon consummation of the merger.  Please refer to the registration statement for a detailed description of the terms and conditions of the merger.

It is not uncommon for a company to receive and respond to multiple comment letters from the SEC before a registration statement is declared effective.  After our next filing has been made, we will wait to receive any further comments from the SEC.

We receive numerous phone calls and emails every day from shareholders asking for updates.  This is a sensitive issue because we must comply with SEC regulations.  Any communication violation, including personal phone calls and emails regarding the Company, to a select few would jeopardize receiving an effective date for the registration statement, the proposed merger, and the stock of MVP Network, Inc. being publicly traded.  Many people I know personally seem angry that I cannot talk to them about the status of the registration statement and proposed merger.  I am restricted in my position as an officer of the Company.  Any personal comments by me could delay or stop the process.  We have to prepare and file a Current Report on Form 8-K in order to communicate with shareholders on this subject so that all 4,800 shareholders have access to the same news.  Please be patient.  When we have significant news to communicate to shareholders, we will prepare and file a Form 8-K Current Report describing the news.

We anticipate being able to complete the merger sometime in 1st quarter 2008, subject to the registration statement receiving an effective date, and subject to the satisfaction of certain conditions described in the registration statement.  Once the registration statement receives an effective date, a copy of the definitive information statement and prospectus will be sent to each of you.  We are optimistic about receiving a trading symbol for the Company’s common stock soon after the registration statement is declared effective.

PATENT APPLICATION AND OTHER NEWS

We recently received a notice from the U.S. Patent and Trademark Office acknowledging the filing of our patent application for Liar’s Poker.  This is played online in game rooms with a social network built on a similar platform as MySpace and FaceBook.  All of the software has been developed by MVP in-house.  This is the kind of new product we feel you should know about immediately, and we believe this information is material to our shareholders.

In January, the LPGA plans to promote our online golf game to 30,000,000 viewers and listeners via their tournament schedule.  Once again, this is important news we want to share with all our stockholders.

THIS LETTER DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF THE COMPANY, AND NO OFFER IS MADE HEREBY.

Additional Information about the Proposed Transaction and Where to Find It:

The Company has filed with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which includes the Company’s preliminary information statement and the preliminary prospectus for shareholders of MVP Online Games for the proposed merger. The registration statement has not yet been declared effective, and a definitive information statement/prospectus is not yet available. THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MVP ONLINE GAMES, THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the information statement/prospectus and other documents filed with the SEC by the Company can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the information statement/prospectus will be available from MVP Network, Inc. or MVP Online Games by contacting Timothy R. Smith at (314) 241-0070.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this communication include expectations about the timing of the merger and the satisfaction of closing conditions to the transaction. Actual results may differ materially from those contained in the forward-looking statements in this communication. MVP Network, Inc. and MVP Online Games undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

Merry Christmas and Happy Holidays from everyone at MVP Network.

Sincerely,

Paul A. Schneider, President
MVP Network, Inc.